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                                                                 Exhibit 23.8

                                    CONSENT

     The undersigned hereby consents to his nomination to serve as a Director of IFCO Systems N.V., a public limited liability company incorporated under the laws of the Netherlands, and to all references to him and to his professional history, including but not limited to his biography in the prospectus that is included or made a part of this Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of January 31, 2000


                                       By: /s/ Sam W. Humphreys
                                          --------------------------------------
                                          Sam W. Humphreys